EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Camden Property Trust on Form S-4 of our reports dated March 12, 1996 and February 20, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 1997